UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2015

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)

(415) 283-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Amended and Restated Credit and Guaranty Agreement
On September 28, 2015, certain of our subsidiaries entered into Amendment No. 2 to the Amended and Restated Credit and Guaranty Agreement which added two additional lenders to the facility and increased our available limit under our existing revolving corporate credit facility from $350 million to $450 million. The facility continues to have a four-year term and be comprised of a revolving loan facility, a letter of credit facility and a swing-line facility. The facility is secured by pledges of the capital stock and ownership interests in certain of our holding company subsidiaries. Other than the foregoing, there have been no other material changes to the terms of the facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See description under Item 1.01 - Amendment to Amended and Restated Credit and Guaranty Agreement above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2 to Amended and Restated Credit and Guaranty Agreement dated as of September 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2015

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name: Kim H. Liou
Title: Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to Amended and Restated Credit and Guaranty Agreement dated as of September 28, 2015